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                                                                    EXHIBIT 99.1


PRESS RELEASE

June 4, 2003

Intrepid Names Mark F. Travis President and Chief Executive Officer

JACKSONVILLE BEACH, FL - Forrest Travis, Chairman and Chief Executive Officer of Intrepid Capital Corporation (OTC Bulletin Board: ICAP), announced that on June 2, 2003, Mark F. Travis, Executive Vice President of Intrepid, was appointed as President and Chief Executive Officer of Intrepid. Forrest Travis, who is stepping down as President and Chief Executive Officer of Intrepid after 8 years in that position, will continue to serve as Intrepid's Chairman.

         Mark F. Travis, one of the founders of Intrepid along with his father, Forrest Travis, has over 19 years of experience in the financial services industry. "This transition will be seamless, and I look forward to leading Intrepid to profitability and success in the investment management industry," Mark F. Travis said.

         Intrepid, headquartered in Jacksonville Beach, Florida, manages separate account portfolios for public and private companies, labor unions, municipalities, endowments, foundations, high net worth individuals and families and has clients in 44 states and six countries. For more information about Intrepid, please visit Intrepid on the Internet at http://www.intrepidcapital.net/ or call Mark F. Travis at (904) 246-3433.

                                 **************

         The preceding release may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe" and "expect" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. Intrepid undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.


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